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                                                                   EXHIBIT 10.46


                          FORD PUBLIC COMPANY AGREEMENT

                       Supplemental Terms and Conditions

     This Agreement is made this _______ day of ___________, 1998 by and between Ford Motor the Company, a Delaware corporation with its principal place of business at The American Road, Dearborn, Michigan (hereinafter called "Ford"), and ________, a ____________ corporation with its principal place of business at ______________(hereinafter called the "the Company").

                                   AGREEMENT

     1. Definitions. For purposes hereof, the following definitions shall apply:

     a. "Agreement" shall mean the Ford, Lincoln or Mercury Sales and Service Agreement.

     b. "General Manager" shall mean the person designated by the Company pursuant to paragraph F (ii) of the Agreement with full day to day management authority and approved by Ford in writing.

     c. "Securities Act" shall mean the Securities Act of 1933, as amended.

     d. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     e. "SEC" shall mean the Securities and Exchange Commission.

     f. "Dealership" shall mean each Ford, Mercury or Lincoln authorized Dealership owned or controlled directly or indirectly by the Company.

     g. "Delegation Certificate" shall be the instrument executed by an authorized officer of the Company granting full day to day operational and management control of the Dealership to the General Manager.

     h. "CSI" shall mean the Customer Satisfaction Index used by Ford to measure customer satisfaction in terms of the selling process as well as after sales service, as such may be modified from time to time by Ford.

     i. "Supplemental Terms" shall mean these Supplemental Terms and Conditions.

     2. Scope. The Company has indicated that it will seek to acquire or to apply for Ford, Mercury and Lincoln authorized Dealerships. In order to simplify future discussions and to avoid any misunderstanding, these Supplemental Terms are intended to apply to those situations where Ford is willing to approve the Company (or its designated wholly-owned or controlled direct or indirect subsidiary) as the purchaser of the capital stock or assets of a Ford, Mercury or Lincoln authorized Dealership or where it is willing to enter into an Agreement with the Company with respect to a new Dealership location. In each


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situation where Ford is willing to enter into an Agreement, the Company will cause the Dealership to execute an Agreement and will cause such Dealership to be bound by these Supplemental Terms.

     3. Sole Ownership. To maintain financial and operational autonomy and accountability, each Dealership will be a separate corporation with the Ford, Mercury and/or Lincoln Dealership operation being its sole business unless otherwise agreed in writing by Ford; provided, however, that if, at the time of acquisition of any Dealership, such Dealership is not a separate corporation, the Company will use reasonable efforts to cause the Dealership to be held as a separate corporation as soon as practicable. The Company shall furnish to Ford a copy of the certificate of incorporation and bylaws of each Dealership. As is required of all Ford authorized Dealerships, each Dealership shall submit monthly, financial and operating performance data to Ford.

     4. Capitalization. Each Dealership will be separately and fully capitalized to ensure the maintenance of net cash, working capital and operating investment in accordance with Ford guidelines. Other than through dividends permitted by the law of the state of incorporation of each Dealership, the effect of which shall not impair the ability of the Dealership to meet the above mentioned Ford capitalization guidelines, or through arms-length transactions, all cash and other assets generated by each Dealership will remain within the Dealership and none of the assets of any Dealership owned or controlled by the Company shall be used directly or indirectly to secure the debt or liability of the Company or any other Dealership or other business owned or controlled by the Company.

     5. General Manager. The Company shall delegate in writing the complete day to day management control of each Dealership to the General Manager of such Dealership whose appointment shall be subject to Ford's prior written approval which shall not be unreasonably withheld. The General Manager shall be designated in paragraph F (ii) of the Agreement and shall have full managerial authority and accountability for operating the Dealership in accordance with the terms of the Agreement and the Supplemental Terms. Each person nominated by the Company as a General Manager must have substantial, successful retail automotive experience and must meet Ford's high standards for moral and ethical behavior. Upon the appointment of a General Manager, a copy of the Delegation Certificate shall be submitted to Ford. All proposed changes to the Delegation Certificate shall be in writing, submitted to Ford and subject to Ford's prior written approval. The Company will notify Ford and obtain Ford's prior written approval of any proposed change to the General Manager, such approval not to be unreasonably withheld. The Company shall have the right to appoint an interim General Manager as a temporary replacement for any General Manager who is terminated for cause or who voluntarily resigns, in each case without the prior written approval of Ford. In the event that an interim General Manager is appointed, the Company shall work with Ford to appoint a permanent General Manager within 90 days after the appointment of the interim General Manager. In addition to meeting the criteria Ford customarily applies to new dealer candidates, the General Manager will be assigned to the Dealership for a sufficient time (being a minimum of 3 years unless otherwise agreed by Ford in writing) to allow the General Manager to develop and maintain ties to the local community evidenced by involvement in community civic and charitable organizations. The General Manager must reside in the Dealer Locality as required by the Agreement.


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     6. Compensation Plans. The Company will cause each Dealership to provide to its General Manager and other key employees of the Dealership, as deemed appropriate, as part of their compensation, incentive programs that will provide specific financial rewards to the General Manager and such other employees that are payable to them at least annually and are based upon the achievement and maintenance by the Dealership of the long term and short term operating performance objectives described in paragraph 7 hereof.

     7. Performance Criteria. Should any Dealership fail to meet reasonable performance criteria established by Ford relating to such matters as sales performance, CSI and such other performance criteria that Ford may reasonably apply to all its authorized dealers, Ford will have the right to implement the following procedure. Ford shall notify the Company and the General Manager in writing of such failure and shall grant the Company and the General Manager 90 days to either cure the failure in total or, with respect to sales performance and CSI only, to present to Ford evidence of progress to cure the failure indicating in Ford's reasonable judgment that the failure will be cured within one year of Ford's notice. Should the failure not be cured within the above period, persons delegated with authority from the Company immediately shall meet with authorized personnel from Ford to arrange for the orderly and expeditious replacement of the General Manager. Should agreement not be reached upon the identity of an appropriate replacement General Manager within 90 days of the end of the cure period, Ford may terminate the Agreement with immediate effect. Requirements that each Dealership consistently meet or exceed Ford's regional average retail car and truck market share and comparable dealer group average customer satisfaction ratings, as measured by CSI or other criteria established by Ford, shall be considered reasonable performance requirements. Ford will not unreasonably withhold its consent to the appointment of an appropriate replacement General Manager.

     8. Additional Appointments. The Company may not acquire more than two Ford and two Lincoln Mercury Dealerships during the first twelve-month period after execution of this agreement. Thereafter, the Company will not seek or apply for additional Ford or Lincoln Mercury Dealerships unless and until the Company's Dealerships are meeting Ford's performance criteria. Ford will provide each Dealership a monthly report, summarizing its performance for the preceding month and for the calendar year-to-date period. Ford's performance criteria include retail car market share at or above regional average, retail truck market share at or above regional average, satisfactory customer handling/customer satisfaction performance as established by Ford, and capitalization meeting or exceeding established guides.

     The Company also shall not seek or apply for an additional Dealership if, once owning such Dealership, the Company would own or control, directly or indirectly, that number of authorized Dealerships with total retail sales of new vehicles in the immediately preceding calendar year of more than 2% of the total Ford or Lincoln Mercury retail sales volume sold in the United States. The Company also shall not seek or apply for an additional Dealership if, once owning such Dealership, the Company would own or control more than 2% of the total Ford or Lincoln Mercury retail sales volume sold in any state.


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     At its discretion, Ford will consider increasing the 2% limitations to permit the acquisition of additional Dealerships provided the Company demonstrates that its existing Dealerships are in compliance with Ford's performance criteria and capitalization requirements. In no event, however, will the Company seek or apply for additional Ford or Lincoln Mercury Dealerships if the Company will own or control more than 5% of Ford or Lincoln Mercury's national or state retail sales volumes. The national and state limitations are intended to apply separately to Ford and Lincoln Mercury retail sales volumes.

     The Company also shall not seek or apply for a Dealership in any market area, as defined from time to time by Ford for its Dealership network that would result in the Company owning or controlling, directly or indirectly, more than one Ford authorized Dealership in those market areas having 3 or less Ford authorized Dealerships in them, or in the Company owning or controlling, directly or indirectly, more than 25% of the Ford authorized Dealerships in market areas, as defined from time to time by Ford for its Dealership network, having 4 or more authorized Ford Dealerships in them, it being understood that this provision is intended to apply separately to Ford and to Lincoln Mercury Dealerships. Should the above limitations be exceeded and, notwithstanding the above limitations, if the Company seeks or applies for Ford's approval to acquire additional Dealerships, Ford's refusal to approve such an acquisition shall be deemed to be a reasonable action by Ford.

     9. Major Changes. The Company shall submit to Ford copies of all effective registration statements and periodic reports (including those on Form 10-K, 10-Q and 8-K), proxy and information statements it files with the SEC pursuant to the Securities Act or the Exchange Act within five (5) business days of filing with the SEC. The Company shall submit to Ford all filings submitted to the SEC by third parties that are required to disclose significant holdings or substantial acquisitions of, or changes in, the ownership of the voting securities (or other securities convertible into voting securities) of the Company including, without limitation, Schedules 13D or 13G. Should any SEC filing disclose that (a) a person, entity or group has a binding agreement to acquire, or has acquired, voting securities (or other securities convertible into voting securities) of the Company that would result in such person, entity or group owning or controlling securities having 50% or more of the total voting power of all the outstanding capital of the Company, or (b) a person or entity that owns or controls securities (or other securities convertible into voting securities) having 50% or more of the total voting power of all the outstanding capital stock of the Company intends or may intend to acquire additional voting securities (or other securities convertible into voting securities) of the Company, or (c) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries is planned or anticipated that after consummation thereof would require the filing of a Current Report on Form 8-K with the SEC, or (d) a sale or transfer of a material amount of assets of the Company, or any of its subsidiaries, is planned or anticipated, or (e) a change has been made or is planned to be made of more than 50% of the composition of the Board of Directors or management of the Company or (f) any other material change in the Company's business or corporate structure or (g) any action similar to those noted above, the Company shall provide 30 days prior written notice to Ford describing the matter disclosed in such filing in detail. If any such action is believed by Ford in its reasonable judgment to have a material and adverse effect on its reputation in


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the market place with respect to an action described in (e), (f), or (g) or with respect to the other actions should Ford reasonably conclude that such action will not be compatible with the interests of Ford, the Company agrees that within 90 days of Ford's notice thereof, the Company shall sell or cause to be sold one or more of the Dealerships, as specified in the notice, to Ford or its designee at fair market value, determined in accordance with Attachment A or resign the Agreements, or provide evidence to Ford that the proposed action which gave rise to the issuance of Ford's notice will not take place. Should the Company enter into an agreement to transfer the assets or capital stock of any Dealership to a third party, Ford's right of first refusal provided in paragraph 24(b) of the Agreement shall apply.

     10. Exclusive Dealership Facilities. Each Dealership shall operate as an exclusive fully-dedicated Ford and/or Mercury and/or Lincoln Dealership, as the case may be, and the Company will not accept a sales and service agreement with any other automobile manufacturer or importer or allow the merchandising, display, sale or service of new vehicles other than Ford, Mercury or Lincoln vehicles at the facilities and locations approved by Ford and used by any Dealership for the conduct of its business ("Ford Approved Facilities"). Unless otherwise agreed in writing, should the Company acquire a Dealership having a sales and service agreement with a competitive automobile manufacturer or importer and related sales and service operations at the Ford Approved Facilities, it shall cause the Dealership to relocate such competitive sales and service operations from the Ford Approved Facilities within one year of acquisition; provided, however, that Ford shall grant the Company additional time to effect such relocation if Ford believes the Company is making reasonable progress in so doing. No Dealership will merchandise, display or sell new Ford, Mercury or Lincoln vehicles at any unauthorized location including those owned or controlled by the Company. In conducting its advertising programs each Dealership shall portray the products it is authorized to sell and service under the Agreement in a distinctive manner taking care not to mingle such advertising with advertising of competitive make new vehicles or used vehicles.

     11. Advertising. The Company recognizes the benefit of local cooperative advertising and has indicated that it will cause each Dealership to become a fully participating member of the local Ford, Lincoln or Mercury dealer advertising group (FDAF/LMDA).

     12. Auctions. Used vehicle purchases from Ford sponsored auctions will be governed by a separate "Sponsored Auction Agreement" which will be executed by each Dealership.

     13. Dealership Name. The trade name and corporate name of each Dealership will be subject to Ford's approval and will not include any reference to any non-Ford, Mercury or Lincoln make vehicle.

     14. Site Control. Any existing agreement covering a Dealership or its assets relating to site control will be assumed by the Company and shall remain in full force and effect.

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15. Dispute Settlement. Any dispute concerning the Agreement or the
Supplemental Terms shall be resolved using the arbitration plan described in paragraph 18 of the Agreement; provided, however, that notwithstanding anything in the Agreement to the contrary, the use of such Plan shall be mandatory and not optional and; provided, further, that no dispute need be brought before the Ford Dealer Policy Board.

16. Agreement Supplemental Terms. The Company confirms that the provisions of these Supplemental Terms are material to its relationship with Ford and that a failure by the Company to fully comply with any material term hereof, after having been given a reasonable opportunity to cure such failure, will constitute good and just cause for Ford, in its discretion, to terminate the Agreement and these Supplemental Terms with immediate effect.

17. Binding Effect. These Supplemental Terms are intended to modify certain provisions of the Agreement and to be incorporated as a part of the Agreement. Should there be an inconsistency between the terms of these Supplemental Terms and any provision of the Agreement, the terms of these Supplemental Terms shall apply.

18. Parent-Subsidiary. The Company shall cause each Dealership to carry out the actions and to assume the responsibilities provided herein.

19. Confidentiality. Except as otherwise required by law, the Company shall maintain the confidentiality of all provisions of the Supplemental Terms, and will not disclose the Supplemental Terms or any provisions herein to any person, corporation partnership on other entity of any kind without Ford's written consent. In the event that disclosure of the Supplemental Terms may be required in response to a subpoena, discovery request or court order, the Company shall give Ford as much advance notice as possible to allow intervention and protection of Ford's interests.

IN WITNESS WHEREOF, the Company and Ford, through their authorized officers, have set there hands on the day and year above written.


Ford Motor Company                               The Company

By                                        By:
  ----------------------                     -------------------------

Its                                       Its
   ---------------------                     -------------------------

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                                                                    ATTACHMENT A

The Fair Market Value shall be determined as follows:

    (a) Within 10 days after Ford has given notice to the Company of its intention to cause the Company to sell one or more Dealerships (herein called the "Valuation Date"), Ford and the Company each shall designate a nationally recognized investment banking firm ("Investment Banker"). If either Ford or the Company shall fail to designate an Investment Banker within such 10-day period, the Investment Banker designated by the other party shall determine the Fair Market Value, and such determination shall be binding on the parties.

     (b) Within 30 days after the Valuation Date, each Investment Banker shall submit to Ford and the Company its written determination of the Fair Market Value of the Dealership or group of Dealerships. If only one Investment Banker submits a written determination within such 30-day period, the Fair Market Value shall be deemed to be the value stated in such determination.

     (c) If the two values established by the first two Investment Bankers are within ten percent (10%) of one another (as measured from the lower valuer, the average of the two values shall be deemed to be the Fair Market Value. If the two values established by the Investment Bankers differ by more than ten percent (10%) (measured from the lower value), the first two Investment Bankers shall, within 10 days of the Valuation Date, jointly select a third Investment Banker meeting the criteria specified in paragraph (a) who shall submit to Ford and the Company a written determination of the Fair Market Value of the Dealership or group of Dealerships within 30 days of its appointment. If the first two Investment Bankers fail to appoint the third Investment Banker within the period specified, such appointment shall be made by the American Arbitration Association. The average of the two valuations that are closer in value shall be deemed to be the Fair Market Value of the Dealership or group of Dealerships.

     (d) Ford and the Company each shall bear the expense of the Investment Banker hired by it and shall share equally in the expense of the third Investment Banker.